UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2009

NESTOR, INC.

 (Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

 (Address of principal executive offices)

(401) 274-5658

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 9, the Board of Directors of Nestor, Inc. (the “Company”) notified Clarence A. Davis, Chief Executive Officer of its decision to terminate his employment contract with the Company, effective immediately.  Mr. Davis will retain his position as a Class III Director of the Company.

On January 13, 2009, the Board of Directors appointed Michael C. James, currently serving as Chairman of the Board, as Chief Executive Officer of the Company, effective immediately.  Mr. James currently serves as Chairman of Company’s Audit and Compensation Committees and has been the Managing Partner of Kuekenhof Capital Management, LLC, a private investment management company, since 1999.  Mr. James also holds the position of Managing Director of Kuekenhof Equity Fund, L.P. and Kuekenhof Partners, L.P.  Mr. James is a director of Guided Therapeutics, Inc. where he is Chairman of the Compensation Committee and serves on the Audit Committee.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit No.	Description
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Teodor Klowan, Jr.
Teodor Klowan, Jr.
Chief Financial Officer

Date:January 14, 2009